Exhibit 99.2

POPE RESOURCES
ATTN: CORPORATE SECRETARY
19950 7TH AVENUE NE, SUITE 200
POULSBO, WA 98370

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/POPE2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D09205-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

POPE RESOURCES

The Board of Directors of Pope MGP, Inc., recommends that you vote "FOR" the following proposals:

		For	Against	Abstain
1.	To approve (i) the Agreement and Plan of Merger, dated as of January 14, 2020, as amended by Amendment No. 1, dated as of April 1, 2020 and as it may be further amended from time to time (the "***merger agreement***") by and among Rayonier Inc., a North Carolina corporation ("***Rayonier***"), Rayonier, L.P., a Delaware limited partnership and a wholly owned subsidiary of Rayonier ("***Opco***"), Rayonier Operating Company Holdings, LLC, a Delaware limited liability company, Rayonier Operating Company LLC, a Delaware limited liability company, Pacific GP Merger Sub I, LLC, a Delaware limited liability company and a wholly owned subsidiary of Rayonier, Pacific GP Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Rayonier, Pacific LP Merger Sub III, LLC, a Delaware limited liability company and a wholly owned subsidiary of ROC , Pope Resources, A Delaware Limited Partnership ("***Pope***"), Pope EGP, Inc., a Delaware corporation and equity general partner of Pope, and Pope MGP, Inc., a Delaware corporation and the managing general partner of Pope and (ii) the transactions contemplated thereby, including the merger	☐	☐	☐
2.	To approve by advisory (non-binding) vote certain executive compensation to be paid by Pope to certain Pope executive officers in connection with the merger contemplated by the merger agreement	☐	☐	☐
3.	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement and the transactions contemplated thereby, including the merger	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, partnership, trust, limited liability company, or other entity, please sign in full entity name by authorized officer or representative.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement is available at www.proxyvote.com. D09206-TBD POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP SPECIAL MEETING OF UNITHOLDERS MAY 5, 2020 To be convened at the offices of Davis Wright Tremaine LLP, 920 Fifth Avenue, Suite 3300, Seattle, Washington 98104 or by Virtual Meeting Facility: http://www.virtualshareholdermeeting.com/POPE2020 May 5, 2020 at 11:00 a.m. Pacific Time The undersigned holder of units representing limited partner interests of Pope Resources, A Delaware Limited Partnership, hereby (i) if admitted as a limited partner prior to the special meeting, appoints Thomas M. Ringo and Daemon P. Repp, and each of them, as due and lawful proxies, with power of substitution and resubstitution, to vote all of the holder’s Pope units that the undersigned is entitled to vote as instructed on the reverse side, or (ii) if an assignee at the time of the Special Meeting, instructs MGP, in its capacity as limited partner of record for Pope units held by assignees, to vote Pope units as instructed on the reverse side, in each case for purposes of a Special Meeting of Pope unitholders to be held on Tuesday, May 5, 2020, at 11:00 a.m. Pacific Time at the offices of Davis Wright Tremaine LLP, 920 Fifth Avenue, Suite 3300, Seattle, Washington 98104, and in the form of a virtual meeting via Internet at www.virtualshareholdermeeting.com/POPE2020,and at any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no voting instructions are indicated, this proxy will be voted “FOR” Proposals 1, 2 and 3. This proxy is solicited by the Board of Directors of Pope MGP, Inc., a Delaware corporation and the managing general partner of Pope Resources, A Delaware Limited Partnership. Notes to Proxy: • This proxy should be read in conjunction with the accompanying proxy statement/prospectus, including any amendments, supplements or additional soliciting materials provided by Pope, Rayonier Inc. or Rayonier, L.P. Defined terms used in this proxy have the meanings ascribed thereto in the accompanying proxy statement/prospectus. • For Pope units held in more than one name, each holder should sign. For Pope units held by an entity such as a trust, partnership or corporation, the signer should indicate the capacity in which signing and in so doing, represents that he or she has the lawful power and authority to act on behalf of the entity with respect to the voting of units. Continued and to be signed on reverse side